AGREEMENT FOR PURCHASE

AND SALE OF STOCK

DATED:

As of April,27, 2007

PARTIES:

(1)

Inova Technology, Inc., a Nevada Corporation, (“Buyer” or “Inova”) (formerly Edgetech Services, Inc.),

(2)

Harish Chander et al (“Sellers”)

(3)

Right Tag, Inc. ("RT"), a California corporation.

INTRODUCTION

THIS AGREEMENT is made as of the date set forth above at Santa Monica, CA, between Sellers, Buyer and Right Tag, Inc. (All of the foregoing sometimes hereafter referred to as the “Parties”).

RECITALS

This agreement (the “Agreement”) is made with respect to the following facts and circumstances:

A.

Sellers desire to sell and transfer Sellers’ shares in RT to Buyer.

B.

Buyer desires to purchase the Sellers’ Shares of RT under the terms and conditions set forth in this Agreement.

C.

Sellers have furnished to Buyer for its examination, copies of the Articles of Incorporation and the By-Laws of RT.

D.

The Parties to this Agreement also wish to state certain other facts, understandings and agreements as set forth, or as referenced below.

NOW THEREFORE, in light of the foregoing facts and circumstances, and in consideration of the mutual promises, conditions, covenants and agreements herein set forth, and in exchange for other valuable consideration, the receipt and adequacy of which are hereby acknowledged THE PARTIES HAVE AGREED AS FOLLOWS:

AGREEMENT

Section 1.

Sale and Transfer of Shares Currently Owned by Sellers

1.

As more particularly set forth in Section 2 hereof, on May 1, 2007, (the “Closing”), Sellers shall deliver or cause to be delivered to Buyer one or more share certificates representing the shares (“Transfer Shares”) of RT (which will then represent One-Hundred Percent (100%) of the then-outstanding common stock of RT).  Said share certificate shall be duly endorsed,

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or accompanied by duly executed assignments sufficient (upon completion of the requirements of any applicable securities laws or regulations) to transfer the Transfer Shares to Buyer.  This delivery shall be made in consideration of the right to receive from Buyer the consideration set forth in Section 2 hereof in exchange for the Transfer Shares.

Section 2.

Purchase Price/Structure.

2.1

Total Consideration.  The consideration for the sale and purchase of the Shares pursuant to Section 1 shall be the sum of the initial consideration described in Section 2.2 plus the additional consideration described in Section 2.3.

2.2

Initial Consideration.  The initial installment of the purchase price (“Initial Consideration”) shall be the payment of $325,000 (three hundred and twenty five thousand dollars) to Sellers at Closing.

2.3

Additional Consideration. The deferred consideration for the sale and purchase of the Transfer Shares (the “Deferred Consideration”) shall be an Earn Out (“Earn Out”).

The Earn-out will be paid as follows: INOVA shall pay Sellers an Earn Out that will be calculated as follows: Gross Profit for Right Tag for the 12 months period (“Earn Out Period”) ending April 2008 x 100%, Gross Profit for Right Tag for the 12 months period ending April 2009 x 100%, Gross Profit for Right Tag for the 12 months period ending April 2010 x 40%, Gross Profit for Right Tag for the 12 month period ending April 2011 x 20%, and Gross Profit Right Tag for for the 12 month period April 2012 x 15%. Each payment will be comprised of 50% cash and 50% stock of INOVA and will be paid 45 days after final date for calculation of the Earn Out for each Earn Out Period.

In the event that RT is sold within 60 months after closing, a payment of $1,250,000 will be due and payable to Sellers at completion of the sale.

2.4

Employment Agreement.   RT shall provide employment and or consulting agreements for Harish Chander and Robert Walsh at Closing (Exhibit B). Additionally, RT may enter into an employment agreement with Gustav Poola after Closing.

2.5

Assumed Liabilities: INOVA will assume the liabilities of RT listed in Exhibit H. The accounts payable balance due to Artec will be paid off by INOVA at closing. BSD loan and accounts payables will be paid off by the Sellers at closing and rolled into the shareholders loans. The shareholder loans will be replaced with new Note Agreements on substantially the same terms as the current Note Agreements. The term of the new Note Agreements will be 12 months. The Note holders will be entitled to secure the Note against the assets of RT.

2.6

Inova agrees to commit to certain R & D investments in RT as defined in Exhibit J.

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2.7

Purchase Price Adjustment. The Net Assets of RT on Closing shall be determined on the date of closing. The Sellers will provide buyers with a closing balance sheet for RT.

Section 3.

Representations and Warranties of Sellers.  Sellers warrants as follows:

3.1

As of the date of this Agreement, RT is a corporation duly organized, validly existing, and in good standing under the laws of Ireland and has all necessary corporate powers to own its properties and operate its business as now owned and operated by it.  Neither the ownership of its properties nor the nature of its business requires RT to be qualified in any jurisdiction other than the state of its incorporation.

3.2

The authorized capital stock of RT consists of 10,000 authorized shares of common stock issued and outstanding. All of the RT Shares are validly issued, fully paid, and non-assessable, and such RT Shares have been so issued in full compliance with all applicable federal and state securities laws. Three are no valid outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating RT to issue, or to transfer from treasury, any additional shares of its capital stock of any class.

3.3

Sellers are currently the owners, beneficially and of record of 100% of the RT Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims and charges. Sellers have the power to transfer the Shares to Buyer without obtaining the consent or approval of any other personal or governmental authority, provided that Buyer complies with applicable requirements for transfer pursuant to the above-referenced provision with its accompanying regulations. Further, all corporate action on the part of RT, its officers, directors and Sellers necessary for the authorization, execution and delivery of the Agreement and the other agreements and documents contemplated herein, the performance of all of RT’s and Sellers obligations hereunder and for the sale and delivery of the Shares, has been taken or will be taken prior to the Closing.  This Agreement and the other agreements and documents contemplated herein, when executed and delivered, shall constitute valid and legally binding obligations of RT and the Sellers enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.  Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

3.4

 RT is not in violation of any term of its respective Articles of Incorporation or Bylaws, any valid term of any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree, order, statute, rule or regulation applicable to RT, the violation of which could have a material adverse effect (which for the purposes of this provision shall be deemed to be an impact of $5,000 or more) on the business, operations, financial condition or prospects of RT   Provided that Buyer cooperates in complying with applicable securities law and regulations, and assuming the correctness of the representations of Buyer to Sellers, the execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Shares pursuant hereto will not result in any violation of any term of the Articles of Incorporation or Bylaws of RT, as each is then in effect, or any valid term of any material mortgage, indenture, contract, agreement or

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other instrument or any judgment, decree or order, or be in conflict with or constitute a default under any such valid term, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of RT .

3.5

Within the times and in the manner prescribed by law, RT has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable.  There are no present disputes about taxes of any nature payable by RT.  RT has not been advised that any of its returns have been or are being audited. The Sellers will be responsible for payment of any taxes arising from any jurisdiction that relate to income generated prior to the date of Closing and will indemnify Buyer against any claims relating to tax liabilities that relate to any business activity that occurred prior to the date of Closing.

3.6

Except to the extent that ordinary parts and components commonly included in computers and technology equipment currently used and/or sold by comparable businesses may be construed as containing “hazardous materials,” there are no hazardous materials maintained or stored by RT in violation of applicable law, nor are there any known violations of any federal, state, or local environmental ordinance rule or regulation duly enacted by any applicable governmental authority on the premises of RT.

3.7

Exhibit C to this Agreement is a schedule of all trade names, trademarks, service marks, patents, copyrights, domain names and their registrations, owned by RT or in which it has any rights or licenses, together with a brief description of each.  RT possesses the right to the use of all such patents, trademarks, service marks, trade names, copyrights, domain names and their registrations necessary for its business as currently constituted, and neither Sellers, nor RT is aware of any claim by any person whatsoever that appears reasonably likely to conflict with RT 's continued conduct of its business affairs as at present constituted. RT has no knowledge of any infringement or alleged infringement by other of any of the foregoing rights of RT. RT has the right to use its existing names.

3.8

RT has good and marketable title to all of its property and assets. With respect to the property and assets it leases, RT is in material compliance with such leases and, holds a valid leasehold interest free of any liens, claims or encumbrances other than as set forth hereinabove or otherwise disclosed to Buyer.

3.9

RT maintains all insurance in amounts and against such risks as are usual and customary and adequate to protect RT, its assets and its business.  At no time has RT been denied any insurance or indemnity bond coverage which it has requested, or received any written notice from or on behalf of any insurance carrier presently providing insurance relating to them (i) that insurance rates may or will be substantially increased from their current levels, and/or (ii) that policies presently in effect will not be renewed, or (iii) that material alterations to any of the properties or business operations of RT are necessary or required by such carrier.  Exhibit D to this Agreement is a description of all insurance policies held by RT.  RT is not in default with respect to payment of premiums on any such policy. No claim is pending under any policy.

3.10

RT is not a party to, nor is the property of RT bound by, any distributor’s or manufacturer’s representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; except as disclosed by matters of public record, and/or the agreements listed in Exhibit E, attached hereto, copies of which have been furnished or made available to Buyer.

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3.11

RT has not received notice of any violation of any applicable federal, state, or local statute, law, or regulation (including any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business; and to the best of the knowledge of Sellers there are no such violations.

3.12

There is no pending, nor, to the best knowledge of Sellers is there not threatened, any suit, proceeding, investigation or action against or affecting RT that appears reasonably likely to result in a material adverse change to RT's business, assets or financial condition.

3.13    RT. : (a) has no subsidiaries, (b) does not presently own or control, directly or indirectly, any equity interest in any corporation, association, partnership, limited liability company or other business entity and (c) is not, directly or indirectly, a participant in any joint venture, partnership or similar arrangement other than those referred to in the Financial Information described in Section 3.17 below.

3.14

Except as set forth on Exhibit E, RT does not have and is not bound by any valid material contract, agreement, lease, or other commitment, written or oral, absolute or contingent.  All material contracts, agreements, insurance policies and instruments to which RT is a party are valid, binding, and in full force and effect in all material respects, without any material breach by RT or, to the best of the RT's knowledge, any other party thereto.  No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by RT under any contract, agreement or instrument that is valid and binding on RT.

3.15

Buyer or its counsel has been supplied with a true and correct copy of each of such written instrument, insurance contract, insurance policy or agreement and an accurate description of each of such oral arrangements, contracts and agreements that are referred to on Exhibit E (or, to the extent that the same is an insurance policy, on Exhibit D), together with all amendments, waivers or other changes thereto.

3.16

No employee, officer or director of RT or member of his or his immediate family is indebted to RT, nor is RT indebted (or committed to make loans or extend or guarantee credit) to any of them, except as indicated in the balance sheet of RT included in the Financial Information described in Section 3.17 below.  To the best of Sellers knowledge, none of such persons has any direct or indirect ownership interest in any person or entity with which RT is affiliated or with which RT has a business relationship, or any person or entity that competes with RT, except that employees, officers or directors of RT and members of their immediate families may own stock in publicly traded companies that may compete with RT.  No member of the immediate family of any officer or director of RT is directly or indirectly interested in any material contract with RT.

3.17

RT has delivered to Buyer RT’s historical financial statements for the year 2006, and RT's current financial statements for the month ended February 28, 2007 (“Financial Information”), and the same are attached hereto as Exhibit F.  To the actual knowledge of Sellers, the Financial Information fairly sets forth the information purported to be set forth therein.  RT does not have any material liabilities, contingent or otherwise, other than obligations under contracts and commitments incurred in the ordinary course of business and set forth in this Agreement.  RT is not a guarantor or indemnitor of any indebtedness of any other person or entity.  RT maintains and will continue to maintain a standard system of financial record keeping established and administered in accordance with generally accepted financial record keeping principles applied on a basis consistent

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with past practices.  At Closing, RT shall have no debt other than amounts owing to ordinary trade creditors, or other than as disclosed to Buyer, including without limitation the subsections below.

3.17.1

RT has given the Buyer access to all accounts, books, ledgers and financial and other records of RT which have been prepared and maintained in accordance with generally accepted financial record keeping principles applied on a basis consistent with past practices.

3.17.2 All accounts, books, ledgers and financial and other records of RT are in the possession or under the control of RT and located at the RT's premises or at RT's accountants and all statutory and other records of   are up to date and contain full, complete and accurate records of all material matters dealt with in those records.

3.17.3 The Financial Information contains full provision for bad and doubtful debts, depreciation, amortization, obsolescence of assets and any foreseeable losses as well as for all contingent liabilities which may reasonably be expected to become actual liabilities.

3.17.4 The financial performance of RT disclosed in the Financial Information given to the Buyer is and was not affected by any unusual or non-recurring items and no material changes have occurred in the assets and liabilities or the financial performance of RT from that disclosed by that information.

3.18

Since June 30, 2006 there has not been:

3.18.1

Any change in the assets, liabilities, financial condition or operating results of RT from that reflected in the Financial Information, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

3.18.2

Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of RT;

3.18.3

Any waiver by RT of a valuable right or of a material debt owed to it;

3.18.4

Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by RT, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of RT;

3.18.5

Any material change or amendment to a material contract or arrangement by which RT or any of its assets or properties is bound or subject;

3.18.6

Any material change in any compensation arrangement or agreement with any employee; or

3.18.7 Any agreement or commitment by RT to do any of the things described in this Section 3.18.

3.19 No material supplier of RT has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to RT, and/or change the credit terms currently in

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place with RT, and no customer has indicated that it shall stop, or materially decrease the rate of, purchasing products and/or services from RT.  Attached hereto as Exhibit G is a list of all of RT’s key suppliers for each of the last three fiscal years.

3.20

No employee of RT is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his or his best efforts to promote the interests of RT or that would conflict with RT 's business as conducted or as proposed to be conducted. To the best of Sellers knowledge, no employee of RT is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with RT or any previous employer. RT has no collective bargaining agreements with any of its employees and to the best of Seller’s knowledge, there is no labor union organizing activity pending or threatened with respect to RT. RT has provided Buyer with copies of each of the forgoing, if any: all pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, or any other employee benefit or welfare benefit plan with respect to any officer or employee of RT.

3.21     Key employees. Sellers shall take all acts reasonably within Sellers power to assist Buyer in obtaining mutually acceptable employment agreements from the key employees listed in Exhibit I, and for so long as Sellers continues to act as a consultant, Sellers will use Sellers best efforts to facilitate the performance by said key employees in accordance with the terms of such employment agreements.

3.22     RT has provided Buyer with all the information that Buyer has requested for deciding whether to purchase the Transfer Shares.  Neither this Agreement, the representations and warranties by Sellers contained herein, the Exhibits and Schedules attached hereto, nor any other written statement or certificate delivered or to be furnished to Buyer in connection herewith, when read together, knowingly contains any untrue statement of a material fact or knowingly omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Section 4.   Representations and Warranties of Buyer.  Buyer  represents and warrant as follows:

4.1

Buyer is a corporation duly organized, existing and in good standing under the laws of Delaware and that the execution and delivery of this Agreement and all related documents by it have been duly authorized by proper corporate action.

4.2

Buyer need not make or obtain any consent, approval, or authorization of, or declaration, filing, or registration with, any federal or state governmental or foreign regulatory authority in connection with the execution, delivery, and performance of this agreement and the consummation of the transaction contemplated by this Agreement.

4.3

The provisions of this Agreement and the execution by Buyer of the documents referred to herein will not result in or constitute any of the following:  (1) a breach of any of the terms of this Agreement; (2) a default or an event that, with notice, lapse of time, or both, would be a default, breach, or violation of the articles of incorporation or bylaw of Buyer or any other contract, commitment, indenture, deed of trust, or other agreement, instrument or arrangement to which Buyer is a party or by which any of them or the property of them is bound; (3) an event that

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would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Buyer; or (4) the creation or imposition of any lien, change, or encumbrance on any of the properties of Buyer.

Section 5.

Buyer's Post Closing Covenants.  Buyer and RT represent and warrant that:

5.1

Until the Earn Out are paid in full, RT and Buyer will not take any willful or malicious action which will result in RT’s failure to collect any of the accounts receivable and RT and Buyer will use their best efforts to collect each such account receivable within 120 days after Closing.

5.2

Until the Earn Out is paid in full, Buyer will cause RT to carry on its business and activities diligently and in substantially the same manner as they have been carried out prior to the execution of this Agreement.

5.3

Until the Earn Out is paid in full, Buyer will cause RT to continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business.

Section 6.

Survival of Representation and Warranties.  All representations, warranties and covenants contained in this Agreement shall survive the closing of this transaction and any of the transactions contemplated in this Agreement for a period of two years.

Section 7.

Miscellaneous.

7.1

Fees and Costs of Transaction.   Each party represents that it shall pay its own fees and costs associated with this transaction.  Sellers and Buyer will indemnify and hold one another harmless against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage, commission, or finder’s fee alleged to be payable because of any act, omission, or statement of the indemnifying party.

7.2

Entire Agreement.  This Agreement, together with all exhibits delivered in connection herewith, and such other documents signed by both Parties, as recite that they are executed in connection herewith, constitute the entire agreement between the Parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

7.3

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

7.4

Agreement.  This Agreement will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

7.5

Notices,  All notices, requests, demands, and other communications under this Agreement must be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth day after mailing

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if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Sellers at: 2048 Lovell Place, Santa Clara, CA 95051

To Buyer at: 233 Wilshire Boulevard, Suite 400, Santa Monica, CA, 90401

To RT at: 2048 Lovell Place, Santa Clara, CA 95051

Any party may change its address for purposes of this paragraph by giving the other Parties written notice of the new address in the manner set forth above.

7.6

Governing Law.  This Agreement will be construed in accordance with, and governed by, the laws of the State of Nevada as applied to contracts that are executed and performed entirely in Nevada.

7.7

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the Parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the Parties.

7.8

Additional Documents.  The Parties hereby agree to execute such additional documents as maybe reasonable and necessary to carry out the provisions of this Agreement.

7.9

Attorney Fees.  In the event of any controversy, claim or dispute between the Parties hereto arising out of or relating to this Agreement or the breach thereof the prevailing party shall be entitled to recover from the other party reasonable expenses, attorney fees and costs.

7.10

Exhibits. Each of the Exhibits attached hereto is incorporated herein by reference as if set forth herein in full and such Exhibits are identified as follows:

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IN WITNESS WHOSEOF the undersigned have executed this agreement as of the date first set forth above.

“SELLERS”

By: __________________________________

“BUYER”

Inova Technology, Inc.

By:  _______________________________

President

Right Tag, Inc.

By:  _______________________________

President

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